As filed with the Securities and Exchange Commission on April 29, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENSTAR GROUP LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

P.O. Box HM 2267

Windsor Place, 3rd Floor

22 Queen Street

Hamilton HM JX

Bermuda

(Address of principal executive office, including zip code)

(441) 292-3645

(Registrant’s telephone number, including area code)

Enstar (US), Inc.

411 Fifth Avenue, Floor 5

New York, NY 10016

(212) 790-9700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert C. Juelke, Esq.

Drinker Biddle & Reath LLP

One Logan Square, Suite 2000

Philadelphia, PA 19103-6996

(215) 988-2759

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Ordinary Shares, par value $1.00 per share(1)	2,612,341	129.03	$337,070,359.23	$43,414.66

(1)	All the ordinary shares being registered hereby are offered for the account of certain selling shareholders who acquired such shares in a private transaction.
(2)	Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), as amended, this Registration Statement also covers such additional number of our ordinary shares as may be issuable from time to time as a result of stock splits, stock dividends, capitalizations or similar events.
(3)	Estimated solely for the purposes of calculating the registration fee. Pursuant to Rule 457(c) under the Securities Act, the registration fee has been calculated based upon the average of the high and low prices, as reported by the NASDAQ Global Select Market, for our ordinary shares on April 28, 2014.

PROSPECTUS

ENSTAR GROUP LIMITED

2,612,341 Ordinary Shares

This Prospectus will be used from time to time by the selling shareholders named in this prospectus to resell up to 2,612,341 of our voting ordinary shares (including the voting ordinary shares into which our non-voting preferred shares or non-voting common shares may convert), par value $1.00 per share, or ordinary shares. The selling shareholders acquired the ordinary shares as part of the consideration in connection with our acquisition of Torus Insurance Holdings Limited. We are registering the offer and sale of the ordinary shares to satisfy registration rights we have granted to the selling shareholders.

The ordinary shares may be offered from time to time by the selling shareholders on any stock exchange, market or trading facility on which the shares are traded or in private transactions, at fixed or negotiated prices, through one or more methods or means as described in the section entitled “Plan of Distribution” beginning on page 5 of this prospectus. We will not receive any proceeds from the sale of our ordinary shares by the selling shareholders, but we will incur expenses in connection with the offering.

Our ordinary shares are listed on the NASDAQ Global Select Market under the symbol “ESGR.” The last reported sale price on April 28, 2014 was $129.45 per share.

Investing in our securities involves risks. See “Risk Factors” beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or any applicable prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 29, 2014

References in this prospectus to “Enstar,” “we,” “us,” “our,” the “Company” or similar references mean Enstar Group Limited and its subsidiaries. References to “ordinary shares” refer to the Company’s ordinary voting shares, par value $1.00 per share.

You should rely on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. Neither we nor the selling shareholders have authorized anyone else to provide you with different information. The securities are not being offered in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

ii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the selling shareholders may, from time to time, sell the offered securities in one or more offerings.

In certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by one or more of the selling shareholders. We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the later-dated document modifies or supersedes the earlier statement.

You should read both this prospectus and any applicable prospectus supplement together with the additional information about our company to which we refer you in the section of this prospectus entitled “Where You Can Find More Information.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain statements that constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to our financial condition, results of operations, business strategies, operating efficiencies, competitive positions, growth opportunities, plans and objectives of our management, as well as the markets for our ordinary shares and the insurance and reinsurance sectors in general. Statements that include words such as “estimate,” “project,” “plan,” “intend,” “expect,” “anticipate,” “believe,” “would,” “should,” “could,” “seek,” “may” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise. All forward-looking statements are necessarily estimates or expectations, and not statements of historical fact, reflecting the best judgment of our management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward looking statements should, therefore, be considered in light of various important factors, including those set forth in this prospectus and the documents incorporated by reference.

Factors that could cause actual results to differ materially from those suggested by the forward looking statements include:

•	risks associated with implementing our business strategies and initiatives;

•	risks that we may require additional capital in the future, which may not be available or may be available only on unfavorable terms;

•	the adequacy of our loss reserves and the need to adjust such reserves as claims develop over time;

•	risks relating to the availability and collectability of our reinsurance;

•	changes and uncertainty in economic conditions, including interest rates, inflation, currency exchange rates, equity markets and credit conditions, which could affect our investment portfolio, our ability to finance future acquisitions and our profitability;

•	losses due to foreign currency exchange rate fluctuations;

•	increased competitive pressures, including the consolidation and increased globalization of reinsurance providers;

•	emerging claim and coverage issues;

•	lengthy and unpredictable litigation affecting assessment of losses and/or coverage issues;

•	continued availability of exit and finality opportunities provided by solvent schemes of arrangement;

•	loss of key personnel;

•	the ability of our subsidiaries to distribute funds to us and the resulting impact on our liquidity;

•	changes in our plans, strategies, objectives, expectations or intentions, which may happen at any time at management’s discretion;

•	operational risks, including system or human failures and external hazards;

•	the risk that ongoing or future industry regulatory developments will disrupt our business, or mandate changes in industry practices in ways that increase our costs, decrease our revenues or require us to alter aspects of the way we do business;

•	risks relating to our acquisitions, including our ability to successfully price acquisitions, evaluate opportunities, address operational challenges and support our planned growth;

•	risks relating to our ability to obtain regulatory approvals, including the timing, terms and conditions of any such approvals, and to satisfy other closing conditions in connection with our acquisition agreements, which could affect our ability to complete acquisitions;

•	risks relating to our life and annuities business, including mortality and morbidity rates, lapse rates, the performance of assets to support the insured liabilities, and the risk of catastrophic events;

•	risks relating to our active underwriting businesses, including unpredictability and severity of catastrophic and other major loss events, failure of risk management and loss limitation methods, the risk of a ratings downgrade, cyclicality of demand and pricing in the insurance and reinsurance markets;

•	our ability to implement our strategies relating to the active underwriting market;

•	risks relating to our ability to structure our investments in a manner that recognizes our liquidity needs;

•	tax, regulatory or legal restrictions or limitations applicable to us or the insurance and reinsurance business generally;

•	changes in tax laws or regulations applicable to us or our subsidiaries, or the risk that we or one of our non-U.S. subsidiaries become subject to significant, or significantly increased, income taxes in the United States or elsewhere;

•	changes in Bermuda law or regulation or the political stability of Bermuda; and

•	changes in accounting policies or practices.

The factors listed above should be not construed as exhaustive and should be read in conjunction with the Risk Factors that are included below. We undertake no obligation to publicly update or review any forward looking statement, whether to reflect any change in our expectations with regard thereto, or as a result of new information, future developments or otherwise, except as required by law.

PROSPECTUS SUMMARY

This prospectus relates to the offer and resale by the selling shareholders identified in this prospectus of up to 2,612,341 of our ordinary shares. We will not receive any of the proceeds from the sale of the ordinary shares by the selling shareholders.

You should carefully read the entire prospectus, including the information set forth in the section entitled “Risk Factors” and the information that is incorporated by reference into this prospectus before making your investment decision. See the sections entitled “Where You Can Find More Information” for a further discussion on incorporation by reference.

Enstar Group Limited, or Enstar, is a Bermuda-based holding company that was formed in 2001 and became publicly traded in 2007. We are listed on the NASDAQ Global Select Market under the ticker symbol “ESGR.” Our principal executive offices are located at Windsor Place, 3rd Floor, 22 Queen Street, Hamilton HM JX, Bermuda, and our telephone number is (441) 292-3645.

The selling shareholders, FR XI Offshore AIV, L.P., First Reserve Fund XII, L.P., FR XII A Parallel Vehicle L.P. and FR Torus Co-Investment, L.P. (collectively, “First Reserve”) and Corsair Specialty Investors, L.P. (“Corsair”), acquired the shares that are the subject of this prospectus in connection with the acquisition of Torus. See “Selling Shareholders” below.

RISK FACTORS

Investment in our ordinary shares involves risks. Before you invest in our ordinary shares, you should carefully consider the risk factors incorporated into this prospectus by reference to our most recent Annual Report on Form 10-K, and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act, and risk factors and other information contained in any applicable prospectus supplement before acquiring any of such ordinary shares. The occurrence of any of the events described in the risk factors might cause you to lose all or part of your investment in the ordinary shares. Please also refer to the section above entitled “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

The ordinary shares to be offered and sold using this prospectus will be offered and sold by the selling shareholders named in this prospectus or in any supplement to this prospectus. We will not receive any proceeds from the sale of the ordinary shares by the selling shareholders.

SELLING SHAREHOLDERS

This prospectus relates to the possible resale by First Reserve and Corsair, or the selling shareholders, of ordinary shares (including the ordinary shares into which certain non-voting preferred shares and non-voting common shares may convert) that we issued to them pursuant to the Amended and Restated Agreement and Plan of Amalgamation among the Company, Veranda Holdings Ltd. (“Veranda”), an entity in which we own a 60% indirect interest, Hudson Securityholders Representative LLC and Torus Insurance Holdings Limited (“Torus”) dated March 11, 2014 (the “Amalgamation Agreement”). We are filing the registration statement of which this prospectus is a part pursuant to the provisions of the Registration Rights Agreement we entered into with the selling shareholders. Pursuant to the Amalgamation Agreement, we issued 1,898,326 ordinary shares and 714,015 shares of Series B convertible non-voting preference shares, par value $1.00 per share, of the Company

(the “non-voting preferred shares”) to the selling shareholders. The non-voting preferred shares will automatically convert into ordinary shares upon the transfer of such non-voting preferred shares to any person other than an affiliate of the selling shareholder that received them pursuant to the Amalgamation Agreement if that transfer qualifies as a widely dispersed offering. The non-voting preferred shares will also automatically convert into a new series of non-voting ordinary shares of the Company upon the approval by the Company’s shareholders of an amendment to the Company’s bye-laws to authorize such series. In either case, the non-voting preferred shares will initially convert into one ordinary share or non-voting ordinary share, as applicable, subject to adjustments for share subdivisions, splits, combinations and similar events. The non-voting ordinary shares will automatically convert into ordinary shares upon the transfer of such non-voting ordinary shares to any person other than an affiliate of the selling shareholder that received them pursuant to the Amalgamation Agreement if that transfer qualifies as a widely dispersed offering. The non-voting ordinary shares will initially convert into one ordinary share, subject to adjustments for share subdivisions, splits, combinations and similar events. We are registering all of these ordinary shares (including the ordinary shares into which the non-voting preferred shares or non-voting common shares may convert) in order to permit the selling shareholders to offer the shares for resale from time to time.

First Reserve has the right to designate one representative to the Company’s Board of Directors pursuant to a Shareholder Rights Agreement entered into in connection with the Amalgamation Agreement. First Reserve designated Kenneth W. Moore to be its representative on the Company’s Board of Directors. Mr. Moore became a director of the Company on April 1, 2014. Mr. Moore is a Managing Director of First Reserve.

The following table sets forth the name of each selling shareholder, the number of ordinary shares owned by or attributable to such selling shareholder immediately prior to this registration (which includes the shares offered by this prospectus, and which was prepared based on information supplied to us by the selling shareholders and reflects holdings as of April 28, 2014), the number of ordinary shares (including the ordinary shares into which the non-voting preferred shares and the non-voting ordinary shares may convert) offered hereby and registered by the registration statement of which this prospectus is a part, and the number of ordinary shares to be owned by each selling shareholder after this offering. The number of ordinary shares to be owned after this offering assumes that all ordinary shares covered by this prospectus will be sold by the selling shareholders and that no additional ordinary shares of the Company are subsequently bought or sold by the selling shareholders. However, because the selling shareholders may offer from time to time all, some or none of their ordinary shares under this prospectus, or in another permitted manner, no assurances can be given as to the actual number of ordinary shares that will be sold by the selling shareholders or that will be held by the selling shareholders after completion of the sales. In addition, we do not know how long the selling shareholders will hold their shares before selling them.

In the table below, the percentage of shares beneficially owned is based on 15,802,738 ordinary shares outstanding as of April 28, 2014, determined in accordance with Rule 13d-3 under the Exchange Act.

Name	Ownership Prior to the Registration		Shares Covered by this Registration Statement	Ownership After the Shares are Sold
	Number of Shares	Percent		Number of Shares	Percent
FR XI Offshore AIV, L.P.	1,195,241	7.38%	1,195,241	0	0%
First Reserve Fund XII, L.P.	962,988	5.98%	962,988	0	0%
FR XII A Parallel Vehicle L.P.	17,287	0.11%	17,287	0	0%
FR Torus Co-Investment, L.P.	39,710	0.25%	39,710	0	0%
Corsair Specialty Investors, L.P.	718,544	4.55%	397,115	321,429	2.03%

PLAN OF DISTRIBUTION

We are registering the ordinary shares on behalf of the selling shareholders pursuant to the terms of a Registration Rights Agreement we entered into with the selling shareholders in connection with the Amalgamation Agreement. A copy of the Registration Rights Agreement is filed as an exhibit to the registration statement of which this prospectus is a part.

Additional selling shareholders not named in this prospectus may not be able to use this prospectus for resales until they are named in the selling shareholders table by prospectus supplement or post-effective amendment. Transferees, successors and donees of identified selling shareholders may not be able to use this prospectus for resales until they are named in the selling shareholders table by prospectus supplement or post-effective amendment. If required, we may add transferees, successors and donees by prospectus supplement in instances where the transferee, successor or donee has acquired its shares from holders named in this prospectus after the effective date of this prospectus. See “Selling Shareholders.”

Any or all of the selling shareholders may offer the ordinary shares from time to time, either in increments or in a single transaction. The selling shareholders may also decide not to sell all the shares they are allowed to sell under this prospectus. The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

The selling shareholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their ordinary shares on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. These sales may be at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices or negotiated prices. The selling shareholders may use any one or more of the following methods when selling ordinary shares:

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	block trades in which a broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	to cover short sales made after the date that this registration statement becomes effective;

•	an agreement with broker-dealers to sell a specified number of such shares at a stipulated price per share;

•	through put or call options, including the writing of exchange-traded call options, or other hedging transactions related to ordinary shares;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

Selling shareholders may enter into hedging transactions from time to time in which a selling shareholder may:

•	enter into transactions with a broker-dealer or any other person in connection with which such broker-dealer or other person will engage in short sales of ordinary shares, in which case such broker-dealer or other person may use ordinary shares received from the selling shareholder to close out its short positions;

•	sell ordinary shares short and re-deliver shares offered by this prospectus to close out its short positions or to close out stock loans incurred in connection with its short positions;

•	enter into option or other types of transactions that require the selling shareholder to deliver ordinary shares to a broker-dealer or any other person, who will then resell or transfer the ordinary shares under this prospectus; or

•	loan or pledge the ordinary shares to a broker-dealer or any other person, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares under this prospectus.

The selling shareholders may also sell shares under any available exemption to the registration requirements of the Securities Act, including but not limited to Rule 144 under the Securities Act, rather than under this prospectus.

Resales by selling shareholders may be made directly to investors or through securities firms acting as underwriters, brokers or dealers. Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. When resales are to be made through a securities firm, the securities firm may be engaged to act as the selling shareholder’s agent in the resale of the ordinary shares by the selling shareholder, or the securities firm may purchase ordinary shares from the selling shareholder as principal and thereafter resell those shares from time to time. Securities firms may, to the extent permissible, receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts, if any, to exceed what is customary in the types of transactions involved.

The selling shareholders may from time to time pledge or grant a security interest in some or all of the ordinary shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell ordinary shares from time to time under this prospectus, or under an amendment to this prospectus or a prospectus supplement to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of ordinary shares sold hereunder will be paid by the selling shareholder and/or the purchasers.

If a selling shareholder uses this prospectus for any sale of ordinary shares, it will be subject to the prospectus delivery requirements of the Securities Act. The selling shareholders will be responsible for complying with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling shareholders in connection with resales of their respective shares under this registration statement.

We are required to pay all fees and expenses incident to the registration of the shares, but we will not receive any proceeds from the sale of the ordinary shares sold pursuant to this prospectus. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement, the validity of our ordinary shares will be passed upon for us by Conyers Dill & Pearman Limited, Hamilton, Bermuda.

EXPERTS

The financial statements of Enstar Group Limited as of December 31, 2013 and 2012 and for each of the years in the two-year period ended December 31, 2013 and 2012 and financial statement Schedules I, II, III, IV, and VI, as of December 31, 2013 and 2012 and for each of the years in the two year period ended December 31, 2013 included and incorporated in this prospectus by reference from Enstar Group Limited’s Annual Report on Form 10-K for the year ended December 31, 2013 and the effectiveness of Enstar Group Limited’s internal control over financial reporting have been audited by KPMG Audit Limited, an independent registered public accounting firm, as stated in their reports, which are included and incorporated herein by reference, and have been so included and incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Enstar Group Limited for the year ended December 31, 2011 and the related financial statement schedule for the year ended December 31, 2011 incorporated in this prospectus by reference from Enstar Group Limited’s Annual Report on Form 10-K for the year ended December 31, 2013 have been audited by Deloitte & Touche Ltd., an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Exchange Act and, in accordance with these requirements, we are required to file periodic reports and other information with the SEC. You may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the Public Reference Room. The SEC also maintains an Internet website at http://www.sec.gov that contains our filed reports, proxy and information statements, and other information we file electronically with the SEC.

Additionally, we make our SEC filings available, free of charge, on our website at www.enstargroup.com/sec.cfm as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than the filings incorporated by reference in this prospectus, is not, and should not be, considered part of this prospectus, is not incorporated by reference into this document, and should not be relied upon in connection with making any investment decision with respect to our ordinary shares.

We are “incorporating by reference” into this prospectus certain information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference in this prospectus is legally deemed to be a part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information included in this prospectus and the documents listed below. We incorporate the documents listed below:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 3, 2014;

•	Our Current Reports on Form 8-K, filed with the SEC on March 12, 2014, March 25, 2014 and April 4, 2014;

•	The description of our share capital contained in Exhibit 99.1 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and any amendments or reports filed for the purpose of updating any such description; and

•	All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the initial registration statement of which this prospectus forms a part until all of the securities being offered under this prospectus or any prospectus supplement are sold (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K).

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents that are not specifically incorporated by reference therein. You should direct any requests for documents to us at the following address or telephone number:

Enstar Group Limited

P.O. Box HM 2267

Windsor Place, 3rd Floor

22 Queen Street

Hamilton HM JX

Bermuda

(441) 292-3645

Attention: Corporate Secretary

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts, commissions and transfer taxes (which would be borne by the selling shareholders). Other than the SEC registration fee, all of the amounts listed are estimates.

SEC Registration Fee	$43,414.66
Accounting Fees and Expenses	10,000
Legal Fees and Expenses	25,000
Miscellaneous	8,000

Total	$86,414.66

Item 15.	Indemnification of Directors and Officers.

Section 98 of the Bermuda Companies Act of 1981, as amended (the “Act”), provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability that by virtue of Bermuda law otherwise would be imposed on them, except in cases where such liability arises from the fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermudian company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal (including those involving fraud or dishonesty), in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda in certain proceedings arising under Section 281 of the Act. In addition, Section 98 provides that a Bermudian company may advance moneys to its directors, officers and auditors for the costs, charges and expenses incurred by them in defending any civil or criminal proceedings against them, on condition that the director, officer or auditor repay the advance if any allegation of fraud or dishonesty is proved against them.

Section 53 of our Third Amended and Restated Bye-laws (our “Bye-laws”) provides that all of our directors and officers will be indemnified and held harmless out of our assets from and against all losses incurred by such persons in connection with the execution of their duties as directors and officers, except that such indemnity will not extend to any matter in which such person is found, in a final judgment or decree not subject to appeal, to have committed fraud or dishonesty. In addition, our Bye-laws provide that each shareholder waives any claim, whether individually or on behalf of Enstar, against any director or officer on account of any action taken by such director or officer, or the failure of such director or officer to take any action in the performance of his duties with or for us or any of our subsidiaries, provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such director or officer.

Our Bye-laws also provide our acknowledgment that the director designated by certain affiliates of Goldman, Sachs & Co. (“GS”) pursuant to the Investment Agreement dated April 20, 2011 between GS and Enstar (the “Investment Agreement”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by GS and certain affiliates thereof. Under our Bye-laws, we have agreed that we are the indemnitor of first resort with respect to any actions, costs, charges, losses, damages or expenses incurred or sustained in connection with the execution by such director of his duties as a director of Enstar, that our duties to advance and pay expenses under our Bye-laws shall apply without regard to any rights such person may have against GS, and that we have waived and released GS from any claims for contribution, subrogation or other recovery in connection therewith. As a result, just as we would indemnify any of our other directors, we would indemnify the director affiliated with GS rather than requiring him to first pursue indemnification from other sources.

We also have entered into indemnification agreements with our directors and certain officers, which provide, among other things, that we will, to the extent permitted by applicable law, indemnify and hold harmless each indemnitee if, by reason of such indemnitee’s status as one of our directors or officers, such indemnitee was, is or is threatened to be made a party or participant in any threatened, pending or completed proceeding, whether of a civil, criminal, administrative, regulatory or investigative nature, against all judgments, penalties, fines, excise taxes, interest and amounts paid in settlement and incurred by such indemnitee in connection with such proceeding. In addition, each indemnification agreement provides for the advancement of expenses incurred by the indemnitee in connection with any proceeding covered by the agreement, subject to certain exceptions. None of the indemnification agreements precludes any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled, including but not limited to, any rights arising under our governing documents, or any other agreement, any vote of our shareholders or any applicable law.

We have entered into employment agreements with our four executive officers that each contain provisions requiring us to indemnify and defend these executive officers to the fullest extent permitted by law and under our governing documents.

We have purchased insurance on behalf of our directors and officers for liabilities arising out their capacities as such.

From and after January 31, 2007, which was the effective time of our merger with The Enstar Group, Inc., we agreed to indemnify and hold harmless all past and present directors, officers, employees and agents of The Enstar Group, Inc. and its subsidiaries before the consummation of the merger for losses in connection with any action arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such at or before the effective time of the merger. We will indemnify or advance expenses to such persons to the same extent such persons were indemnified or had the right to advancement of expenses under The Enstar Group, Inc.’s articles of incorporation, bylaws and indemnification agreements, if any, as these documents existed on the date of the merger, and to the fullest extent permitted by law.

Item 16.	Exhibits.

See Exhibit Index attached hereto and incorporated by reference.

Item 17.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hamilton, Bermuda on April 29, 2014.

ENSTAR GROUP LIMITED

By:	/s/ Dominic F. Silvester
Dominic F. Silvester
Chief Executive Officer

Each person whose signature appears below constitutes and appoints Dominic F. Silvester and Richard J. Harris, and each of them, his true and lawful attorneys-in-fact and agent, with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the date set forth above.

/s/ Dominic F. Silvester	/s/ Richard J. Harris
Dominic F. Silvester	Richard J. Harris
Chief Executive Officer and Director	Chief Financial Officer (signing in his capacity as both principal financial officer and principal accounting officer)

/s/ Robert J. Campbell	/s/ Charles T. Akre, Jr.
Robert J. Campbell	Charles T. Akre, Jr.
Chairman and Director	Director

/s/ T. Whit Armstrong	/s/ James D. Carey
T. Whit Armstrong	James D. Carey
Director	Director

/s/ Kenneth J. LeStrange	/s/ Kenneth W. Moore
Kenneth J. LeStrange	Kenneth W. Moore
Director	Director

/s/ Paul J. O’Shea	/s/ Sumit Rajpal
Paul J. O’Shea	Sumit Rajpal
Director	Director

S-1

EXHIBIT INDEX

Exhibit No.	Description of Document

2.1*+	Amended and Restated Agreement and Plan of Amalgamation, dated March 11, 2014, by and among Enstar Group Limited, Veranda Holdings Ltd., Hudson Securityholders Representative LLC, and Torus Insurance Holdings Limited.

4.1	Memorandum of Association of Enstar Group Limited (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-K/A filed on May 5, 2011).

4.2	Third Amended and Restated Bye-Laws of Enstar Group Limited (incorporated by reference to Exhibit 3.1(b) of the Company’s Form 10-Q filed on August 5, 2011).

4.3	Certificate of Designations for the Series B Convertible Participating Non-Voting Perpetual Preferred Stock (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed on July 9, 2013).

4.4	Registration Rights Agreement, dated as of April 1, 2014, by and among the Company, FR XI Offshore AIV, L.P., First Reserve Fund XII, L.P., FR XII A Parallel Vehicle L.P., FR Torus Co-Investment, L.P. and Corsair Specialty Investors, L.P. (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on April 4, 2014).

5.1*	Opinion of Conyers Dill & Pearman, Bermuda counsel, regarding legality of securities.

23.1*	Consent of KPMG Audit Limited

23.2*	Consent of Deloitte & Touche Ltd.

23.3*	Consent of Conyers Dill & Pearman, Bermuda counsel (included in Exhibit 5.1).

24.1*	Powers of Attorney (included on signature page).

*	Filed herewith.
+	Certain of the schedules and similar attachments are not filed but the Company undertakes to furnish a copy of the schedules or similar attachments to the SEC upon request.